EXHIBIT 99.1

NEWS RELEASE

For More Information Contact:	For Release — July 21, 2005
J. Downey Bridgwater, President & Chief
Executive Officer, (713) 507-2670
Stephen C. Raffaele, Executive Vice President
& Chief Financial Officer, (713) 507-7408

STERLING BANCSHARES REPORTS SECOND QUARTER 2005 EARNINGS
Net Income of $8.5 Million up 20% Over the Year Ago Quarter,
Diluted EPS of $0.19, Quarterly Loan Growth of 5.6%

HOUSTON, TX, July 21, 2005 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $8.5 million for the second quarter ended June 30, 2005, a 20% increase compared to $7.1 million reported for the second quarter of 2004. Earnings were $0.19 per diluted share in 2005’s second quarter, up from $0.16 per diluted share for the second quarter of 2004.

Net income for the six months ended June 30, 2005 was $16.3 million, or $0.36 per diluted share, compared with $12.3 million, or $0.27 per diluted share earned for the same period in 2004.

“We reported another quarter of earnings improvement, demonstrating continued strong business momentum and success in executing our strategy,” commented J. Downey Bridgwater, President and Chief Executive Officer. “Total loans grew by more than $136 million or 5.6% over the prior quarter and are up 19.2% in the past twelve months.”

Bridgwater continued, “Our recently announced agreement to acquire Dallas-based Prestonwood Bancshares, Inc. and its subsidiary, The Oaks Bank & Trust Company, will enable us to expand our Dallas presence providing greater scale and enhanced service to customers.” Subject to satisfaction of customary closing conditions, including receipt of necessary regulatory approvals, the Company expects to close this transaction in mid-fourth quarter of 2005.

As previously reported, net income for the second quarter of 2004 included an after-tax gain of $3.2 million, or $0.07 per diluted share, related to the securitization and sale of certain interest-only securities, after-tax losses of $554 thousand, or $0.01 per diluted share, from the sale of U.S. Treasury securities, and impairment charges on certain bank properties of $721 thousand, or $0.02 per diluted share, net of taxes.

Second Quarter Highlights

Period-end total loans increased $136.6 million during the second quarter to $2.6 billion at June 30, 2005, up 5.6% on a linked-quarter basis and up $416.2 million or 19.2% since June 30, 2004. Average loans held for investment were $2.5 billion for the second quarter of 2005, up 5.1% on a linked-quarter basis and up 15.9% from the second quarter of 2004.

Net charge-offs for 2005’s second quarter were 0.30% annualized of average total loans compared with 0.38% annualized for the same period of 2004. The decline in net charge-offs from a year ago was primarily the result of continuing improvements in credit policy and underwriting as well as strengthening economic conditions. At June 30, 2005, nonperforming

Sterling Bancshares, Inc., News Release
July 21, 2005

assets were $20.2 million or 0.78% of total loans and foreclosed properties compared to $19.0 million or 0.78% at March 31, 2005.

The allowance for loan losses at June 30, 2005 was $32.2 million and represented 1.25% of total period-end loans, down from 1.26% at March 31, 2005. The Company provided $3.2 million for credit losses in the second quarter of 2005 compared with $2.8 million for the same quarter in 2004. In the second quarter of 2005, the reserve for losses on unfunded loan commitments was reclassified from the allowance for loan losses to other liabilities. Previously reported amounts and related ratios were changed for this reclassification.

Period-end total deposits increased $111.3 million to $2.6 billion at June 30, 2005, up 4.5% on a linked-quarter basis. Average total deposits increased $84.0 million or 3.4% in the second quarter of 2005 compared with the second quarter of 2004. The growth in earning assets during the second quarter of 2005 was partially funded with an increase in average short-term borrowings of $55.9 million. The Company provides for a portion of its earning asset growth and liquidity needs using a mix of brokered deposits and short-term borrowings.

Net interest income for the second quarter of 2005 was $38.2 million, up 18.4% compared to the second quarter of 2004, driven primarily by strong loan growth and a higher net interest margin. The Company’s net interest margin for the second quarter of 2005 was 4.75%, up 20 basis points from the 4.55% margin for the second quarter of 2004. On a linked-quarter basis, the margin declined 8.4 basis points compared with the first quarter of 2005. The margin was negatively impacted, in part, by a flatter interest rate yield curve and higher rates paid on borrowings and deposits.

Noninterest income was $6.5 million in the second quarter of 2005, down $4.3 million as compared with the second quarter of last year. Noninterest income for the second quarter of 2004 included a pre-tax gain on the securitization and sale of certain interest-only securities of $4.9 million, offset by realized losses on the sale of U.S. Treasury securities of $853 thousand before taxes.

Noninterest expense for the second quarter of 2005 was $29.1 million, down $893 thousand as compared with the second quarter of 2004. Noninterest expense for the second quarter of 2004 included a pre-tax impairment charge of $1.1 million on properties owned by the Company. Salaries and employee benefits decreased $237 thousand in the second quarter of 2005 as compared with the same period in 2004. Over the past year, the Company has implemented various expense reduction initiatives. Execution of these expense initiatives together with higher revenues produced a 460 basis point improvement in the efficiency ratio. The Company’s efficiency ratio was 65.13% for the second quarter of 2005 compared with 69.73% for the same period of 2004.

At June 30, 2005, Sterling had total assets of $3.6 billion, total loans of $2.6 billion and total deposits of $2.6 billion. Shareholders’ equity of $325 million at June 30, 2005 was 9.06% of total assets. Book value per common share at period-end was $7.19.

Conference Call

Management will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Thursday, July 21, 2005 at 11:00 a.m. Eastern Time. To participate, please visit the Investor Relations section of the Company’s web site at

Sterling Bancshares, Inc., News Release
July 21, 2005

www.banksterling.com or call (847) 619-6398. An audio archive of the call will also be available on the web site beginning Friday, July 22, 2005.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared. The Company does not assume any obligation to update the forward-looking statements. There are several factors, many beyond our control that could cause our results to differ significantly from expectations including our ability to integrate acquisitions and realize expected cost savings and revenue enhancements from acquisitions; adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of our allowance for credit losses; our ability to maintain or improve origination volumes and competitive influences on product pricing. Additional factors can be found in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares

Sterling Bancshares, Inc., is a Houston-based bank holding company with total assets of $3.6 billion, which operates 35 banking offices in the greater metro areas of Houston, San Antonio, and Dallas, Texas. These cities are the 4th, 8th and 9th largest in the United States, respectively, based on population. The Company’s common stock is traded through the NASDAQ National Market System under the symbol “SBIB”.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended			Year-to-date
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2005	2005	2004	2005	2004
Profitability
Net income	$8,516	$7,758	$7,073	$16,274	$12,307

Earnings per common share (1)
Basic	$0.19	$0.17	$0.16	$0.36	$0.28
Diluted	$0.19	$0.17	$0.16	$0.36	$0.27

Return on average common equity (2)	10.55%	9.88%	9.45%	10.22%	8.28%

Return on average assets (2)	0.97%	0.93%	0.91%	0.95%	0.78%

Net interest margin	4.75%	4.84%	4.55%	4.79%	4.56%

Efficiency ratio	65.13%	66.20%	69.73%	65.66%	70.91%

Liquidity and Capital Ratios
Average loans to average deposits	98.09%	96.25%	87.56%	97.19%	87.45%
Period-end shareholders’ equity to total assets	9.06%	9.14%	9.62%	9.06%	9.62%
Average shareholders’ equity to average assets	9.18%	9.41%	9.61%	9.29%	9.47%
Period-end tangible capital to total tangible assets	7.41%	7.42%	7.69%	7.41%	7.69%
Tier 1 capital to risk-weighted assets	11.05%	11.37%	12.58%	11.05%	12.58%
Total capital to risk-weighted assets	13.64%	14.00%	15.46%	13.64%	15.46%
Tier 1 leverage ratio (Tier 1 capital to average assets)	9.90%	10.09%	10.30%	9.90%	10.30%

Other Data
Shares used in computing earnings per common share
Basic	45,250	45,131	44,796	45,191	44,748
Diluted	45,713	45,597	45,234	45,664	45,192
End of period common shares outstanding	45,283	45,217	44,853	45,283	44,853
Book value per common share at period-end
Total	$7.19	$6.96	$6.62	$7.19	$6.62
Tangible	$5.77	$5.54	$5.18	$5.77	$5.18
Cash dividends paid per common share	$0.060	$0.060	$0.050	$0.120	$0.100
Common stock dividend payout ratio	31.88%	34.89%	31.66%	33.32%	36.34%
Full-time equivalent employees	951	962	1,024	951	1,024
Number of banking offices	35	36	37	35	37

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2005	2005	2004	2004	2004
ASSETS
Cash and cash equivalents	$90,679	$103,774	$88,439	$94,802	$131,489
Interest-bearing deposits in financial institutions	199	1,067	595	1,175	1,600
Trading assets	15,556	13,639	36,720	123,880	92,751
Available-for-sale securities, at fair value	573,564	554,054	540,704	531,702	473,787
Held-to-maturity securities, at amortized cost	120,656	119,704	117,414	78,087	45,385

Loans held for sale	9,195	10,611	6,881	7,036	13,895
Loans held for investment	2,574,450	2,436,426	2,338,096	2,219,397	2,153,589

Total loans	2,583,645	2,447,037	2,344,977	2,226,433	2,167,484
Allowance for loan losses	(32,209)	(30,760)	(29,406)	(26,823)	(26,129)

Loans, net	2,551,436	2,416,277	2,315,571	2,199,610	2,141,355

Premises and equipment, net	38,299	39,126	40,171	41,683	43,679
Real estate acquired by foreclosure	1,472	957	1,536	3,731	2,608
Goodwill	62,480	62,480	62,480	62,480	62,480
Core deposit intangibles, net	1,625	1,727	1,839	1,954	2,078
Accrued interest receivable	13,476	12,759	11,964	10,986	10,787
Other assets	121,991	119,825	119,463	85,095	83,409

TOTAL ASSETS	$3,591,433	$3,445,389	$3,336,896	$3,235,185	$3,091,408

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$928,564	$888,384	$884,017	$879,125	$845,874
Interest-bearing demand	961,134	995,462	970,281	919,822	977,943
Certificates and other time deposits	715,482	610,017	589,669	593,236	664,788

Total deposits	2,605,180	2,493,863	2,443,967	2,392,183	2,488,605
Short-term borrowings	503,725	476,315	420,575	377,750	149,750
Subordinated debt	47,956	46,027	47,162	47,360	45,254
Junior subordinated debt	82,475	82,475	82,475	82,475	82,475
Accrued interest payable and other liabilities	26,739	31,801	29,545	28,052	28,060

Total liabilities	3,266,075	3,130,481	3,023,724	2,927,820	2,794,144

COMMITMENTS AND CONTINGENCIES	—	—	—	—	—

SHAREHOLDERS’ EQUITY
Convertible preferred stock	—	—	—	20	20
Common stock	45,283	45,217	45,068	44,917	44,853
Capital surplus	56,973	55,976	54,522	51,565	50,853
Retained earnings	224,667	218,865	213,814	209,893	205,651
Accumulated other comprehensive income, net of tax	(1,565)	(5,150)	(232)	970	(4,113)

Total shareholders’ equity	325,358	314,908	313,172	307,365	297,264

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,591,433	$3,445,389	$3,336,896	$3,235,185	$3,091,408

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended					Year-to-date
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2005	2005	2004	2004	2004	2005	2004
Interest income:
Loans, including fees	$43,634	$39,881	$37,131	$34,635	$33,023	$83,515	$66,257
Securities:
Taxable	6,345	6,155	5,750	5,560	4,977	12,500	9,997
Non-taxable	612	628	603	520	464	1,240	919
Trading assets	322	312	1,032	1,084	991	634	2,453
Federal funds sold	122	37	33	25	23	159	43
Deposits in financial institutions	6	9	11	13	16	15	31

Total interest income	51,041	47,022	44,560	41,837	39,494	98,063	79,700

Interest expense:
Demand and savings deposits	1,853	1,774	1,513	1,239	1,080	3,627	2,033
Certificates and other time deposits	4,669	3,372	3,048	3,006	3,275	8,041	6,640
Short-term borrowings	3,669	2,690	1,849	1,047	586	6,359	1,267
Subordinated debt	882	813	773	704	646	1,695	1,267
Junior subordinated debt	1,722	1,690	1,667	1,646	1,617	3,412	3,238

Total interest expense	12,795	10,339	8,850	7,642	7,204	23,134	14,445

Net interest income	38,246	36,683	35,710	34,195	32,290	74,929	65,255
Provision for credit losses	3,221	3,340	3,854	2,115	2,781	6,561	6,281

Net interest income after provision for credit losses	35,025	33,343	31,856	32,080	29,509	68,368	58,974

Noninterest income:
Customer service fees	2,888	2,992	3,432	3,687	3,794	5,880	7,815
Net gain (loss) on trading assets	(11)	109	(743)	(216)	152	98	485
Net gain (loss) on the sale of securities	(31)	85	360	310	4,128	54	4,271
Other	3,642	3,488	3,103	2,990	2,701	7,130	5,406

Total noninterest income	6,488	6,674	6,152	6,771	10,775	13,162	17,977

Noninterest expense:
Salaries and employee benefits	16,938	17,181	15,900	17,510	17,175	34,119	34,862
Occupancy expense	3,909	3,642	4,041	3,945	3,743	7,551	7,340
Technology	1,381	1,214	1,559	1,643	1,537	2,595	2,925
Professional fees	1,630	1,296	3,209	1,333	1,395	2,926	2,457
Postage, delivery and supplies	778	750	742	746	816	1,528	1,691
Marketing	617	645	282	250	539	1,262	925
Core deposit intangibles amortization	102	112	114	125	124	214	248
Other	3,779	3,863	5,083	3,863	4,698	7,642	8,570

Total noninterest expense	29,134	28,703	30,930	29,415	30,027	57,837	59,018

Income before income taxes	12,379	11,314	7,078	9,436	10,257	23,693	17,933
Provision for income taxes	3,863	3,556	908	2,950	3,184	7,419	5,626

Net income	$8,516	$7,758	$6,170	$6,486	$7,073	$16,274	$12,307

Earnings per share (1):
Basic	$0.19	$0.17	$0.14	$0.14	$0.16	$0.36	$0.28

Diluted	$0.19	$0.17	$0.14	$0.14	$0.16	$0.36	$0.27

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Jun. 30, 2005			Mar. 31, 2005
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-Earning Assets:
Loans held for sale	$11,448	$200	7.02%	$8,150	$146	7.28%
Loans held for investment:
Taxable	2,488,633	43,395	6.99%	2,367,303	39,670	6.80%
Non-taxable	2,343	39	6.65%	3,086	65	8.50%
Securities:
Taxable	616,753	6,345	4.13%	597,949	6,155	4.17%
Non-taxable	62,945	612	3.90%	64,967	628	3.92%
Trading assets	28,944	322	4.46%	27,786	312	4.56%
Federal funds sold	16,880	122	2.89%	6,274	37	2.42%
Deposits in financial institutions	770	6	3.18%	1,220	9	3.05%

Total interest-earning assets	3,228,716	51,041	6.34%	3,076,735	47,022	6.20%

Noninterest-earning assets	297,519			307,945

Total Assets	$3,526,235			$3,384,680

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$959,832	1,853	0.77%	$1,009,359	1,774	0.71%
Certificates and other time	680,948	4,669	2.75%	591,830	3,372	2.31%
Short-term borrowings	493,464	3,669	2.98%	437,547	2,690	2.49%
Subordinated debt	46,985	882	7.53%	47,056	813	7.00%
Junior subordinated debt	82,475	1,722	8.37%	82,475	1,690	8.31%

Total interest-bearing liabilities	2,263,704	12,795	2.27%	2,168,267	10,339	1.93%

Noninterest-bearing sources:
Noninterest-bearing liabilities	938,770			898,055
Shareholders’ equity	323,761			318,358

Total Liabilities and Shareholders’ Equity	$3,526,235			$3,384,680

Net Interest Income & Margin		$38,246	4.75%		$36,683	4.84%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date
	Jun. 30, 2005			Jun. 30, 2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-Earning Assets:
Loans held for sale	$9,808	$347	7.13%	$10,389	$315	6.10%
Loans held for investment:
Taxable	2,428,303	83,064	6.90%	2,143,833	65,810	6.17%
Non-taxable	2,713	104	7.73%	4,126	132	6.43%
Securities:
Taxable	607,403	12,500	4.15%	528,857	9,997	3.80%
Non-taxable	63,951	1,240	3.91%	42,157	919	4.38%
Trading assets	28,368	634	4.51%	138,600	2,453	3.56%
Federal funds sold	11,607	159	2.77%	10,312	43	0.84%
Deposits in financial institutions	994	15	3.10%	1,677	31	3.69%

Total interest-earning assets	3,153,147	98,063	6.27%	2,879,951	79,700	5.57%

Noninterest-earning assets	302,701			278,624

Total Assets	$3,455,848			$3,158,575

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$984,459	3,627	0.74%	$937,869	2,033	0.44%
Certificates and other time	636,635	8,041	2.55%	716,452	6,640	1.86%
Short-term borrowings	465,660	6,359	2.75%	229,958	1,267	1.11%
Subordinated debt	47,020	1,695	7.27%	46,705	1,267	5.46%
Junior subordinated debt	82,475	3,412	8.34%	82,475	3,238	7.90%

Total interest-bearing liabilities	2,216,249	23,134	2.11%	2,013,459	14,445	1.44%

Noninterest-bearing sources:
Noninterest-bearing liabilities	918,524			845,989
Shareholders’ equity	321,075			299,127

Total Liabilities and Shareholders’ Equity	$3,455,848			$3,158,575

Net Interest Income & Margin		$74,929	4.79%		$65,255	4.56%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2005	2005	2004	2004	2004
Condensed Average Balance Sheet
Loans held for sale	$11,448	$8,150	$6,228	$14,356	$11,568
Loans held for investment	2,490,976	2,370,389	2,263,094	2,162,146	2,148,646

Total loans	2,502,424	2,378,539	2,269,322	2,176,502	2,160,214
Securities	679,698	662,916	630,865	569,126	572,469
Trading assets	28,944	27,786	106,950	113,252	113,392
Other earning assets	17,650	7,494	9,205	8,451	11,583

Total earning assets	3,228,716	3,076,735	3,016,342	2,867,331	2,857,658
Goodwill	62,480	62,480	62,480	62,481	62,480
Core deposit intangibles, net	1,668	1,774	1,887	2,010	2,142
Other assets	233,371	243,691	225,362	208,206	213,340

Total assets	$3,526,235	$3,384,680	$3,306,071	$3,140,028	$3,135,620

Noninterest bearing deposits	$910,448	$870,059	$882,977	$834,566	$819,189
Interest-bearing deposits:
Demand and savings	959,832	1,009,359	1,008,152	959,840	934,732
Certificates and other time deposits	639,845	555,141	552,368	554,830	552,292
Brokered certificates of deposit	41,103	36,689	23,764	59,411	160,991

Total deposits	2,551,228	2,471,248	2,467,261	2,408,647	2,467,204
Short-term borrowings	493,464	437,547	368,600	270,682	212,123
Subordinated debt	46,985	47,056	47,274	45,905	46,298
Junior subordinated debt	82,475	82,475	82,475	82,475	82,475
Accrued interest payable and other liabilities	28,322	27,996	28,166	28,816	26,319

Total liabilities	3,202,474	3,066,322	2,993,776	2,836,525	2,834,419
Shareholders’ equity	323,761	318,358	312,295	303,503	301,201

Total liabilities and shareholders’ equity	$3,526,235	$3,384,680	$3,306,071	$3,140,028	$3,135,620

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2005	2005	2004	2004	2004
Period-end Loans:
Loans held for sale	$9,195	$10,611	$6,881	$7,036	$13,895
Loans held for investment:
Commercial and industrial	758,209	727,813	703,994	643,926	634,530
Real estate:
Commercial	1,138,167	1,063,854	1,018,264	964,253	922,135
Construction and development	436,875	401,022	363,218	340,916	326,382
Residential mortgage	172,488	174,355	179,623	186,479	185,309
Consumer/other	68,711	69,382	72,997	83,823	85,233

Loans held for investment	2,574,450	2,436,426	2,338,096	2,219,397	2,153,589

Total period-end loans	$2,583,645	$2,447,037	$2,344,977	$2,226,433	$2,167,484

Period-end Deposits:
Noninterest-bearing demand	$928,564	$888,384	$884,017	$879,125	$845,874
Interest-bearing demand	961,134	995,462	970,281	919,822	977,943
Certificates and other time deposits:
Jumbo	451,394	365,405	345,785	344,560	341,691
Regular	221,325	200,481	197,561	202,572	205,838
Brokered	42,763	44,131	46,323	46,104	117,259

Total period-end deposits	$2,605,180	$2,493,863	$2,443,967	$2,392,183	$2,488,605

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended					Year-to-date
	Jun. 30,	Mar. 31	Dec. 31	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2005	2005	2004	2004	2004	2005	2004
Allowance for Credit Losses
Allowance for loan losses at beginning of period	$30,760	$29,406	$26,823	$26,129	$25,534	$29,406	$30,722
Charge-offs:
Commercial, financial, and industrial	1,881	1,339	1,315	1,570	1,906	3,220	7,480
Real estate, mortgage and construction	1,065	511	190	201	719	1,576	3,014
Consumer	323	515	374	355	218	838	717

Total charge-offs	3,269	2,365	1,879	2,126	2,843	5,634	11,211

Recoveries:
Commercial, financial, and industrial	721	313	208	568	732	1,034	1,318
Real estate, mortgage and construction	605	5	53	6	9	610	100
Consumer	83	69	37	67	41	152	119

Total recoveries	1,409	387	298	641	782	1,796	1,537

Net charge-offs	1,860	1,978	1,581	1,485	2,061	3,838	9,674
Provision for loan losses	3,309	3,332	4,164	2,179	2,656	6,641	5,081

Allowance for loan losses at end of period	32,209	30,760	29,406	26,823	26,129	32,209	26,129

Reserve for unfunded lending commitments at beginning of period	834	826	1,136	1,200	1,075	826	—
Provision for unfunded lending commitments	(88)	8	(310)	(64)	125	(80)	1,200

Reserve for unfunded lending commitments at end of period	746	834	826	1,136	1,200	746	1,200

Total allowance for credit losses	$32,955	$31,594	$30,232	$27,959	$27,329	$32,955	$27,329

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$18,450	$17,860	$20,605	$12,028	$10,806	$18,450	$10,806
Restructured	51	—	—	—	—	51	—
Real estate acquired by foreclosure	1,472	957	1,536	3,731	2,608	1,472	2,608
Other repossessed assets	232	226	216	552	273	232	273

Total nonperforming assets	$20,205	$19,043	$22,357	$16,311	$13,687	$20,205	$13,687

Potential problem loans	$58,817	$58,257	$54,293	$62,417	$62,638	$58,817	$62,638

Accruing loans past due 90 days or more	$1,629	$1,910	$2,395	$1,195	$3,987	$1,629	$3,987

Ratios
Period-end allowance for credit losses to period-end loans	1.28%	1.29%	1.29%	1.26%	1.26%	1.28%	1.26%
Period-end allowance for loan losses to period-end loans	1.25%	1.26%	1.25%	1.20%	1.21%	1.25%	1.21%
Net charge-offs to average loans (2)	0.30%	0.34%	0.28%	0.27%	0.38%	0.32%	0.90%
Period-end allowance for loan losses to nonperforming loans	174.09%	172.23%	142.71%	223.00%	241.80%	174.09%	241.80%
Nonperforming assets to period-end loans, real estate acquired by foreclosure and other repossessed assets	0.78%	0.78%	0.95%	0.73%	0.63%	0.78%	0.63%
Nonperforming loans to period-end loans	0.72%	0.73%	0.88%	0.54%	0.50%	0.72%	0.50%
Nonperforming assets to period-end assets	0.56%	0.55%	0.67%	0.50%	0.44%	0.56%	0.44%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)	Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for the quarters does not necessarily equal the full period and net income earnings per share.

(2)	Interim periods annualized.